Exhibit 10.4

EXECUTION VERSION

INTERCOMPANY LOAN AGREEMENT dated as of May 18, 2015 between ISRAMCO, INC., a corporation organized under the laws of the State of Delaware (the Payor), and TAMAR ROYALTIES LLC, a limited liability company organized under the laws of the State of Delaware (the Payee).

Whereas, the Payor has requested that the Payee extend credit to it to finance the operations of the Payor and its subsidiaries, to refinance certain existing indebtedness of the Payors and its subsidiaries, to enable acquisitions and capital expenditures by the Payor and its subsidiaries and for other general corporate purposes. The Payee is prepared to extend such credit upon the terms and conditions hereof and the relevant Confirmation (as defined below).

Now, therefore, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.             Interpretation

Defined Terms

1.1           As used herein, the following terms shall have the following meanings (all terms defined in this Section 1.1 or in other provisions of this Agreement in the singular to have the same meanings when used in the plural and vice versa):

Business Day means any day that is not a Saturday, Sunday or other day on which commercial banks in New York, New York and Houston, Texas are authorized or required by law to remain closed.

Computation Basis, with respect to any Loan, has the meaning given to such term in the related Confirmation.  If Actual/360 is specified, the computation basis shall be a year of 360 days and actual days elapsed.  If Actual/365 is specified, the computation basis shall be a year of 365 or 366 days, as the case may be, and actual days elapsed.  If 30/360 is specified, the computation basis shall be a year of 360 days with twelve 30-day months.

Confirmation has the meaning set forth in Section 2.1.

Default Rate, with respect to any Loan, has the meaning given to such term in the related Confirmation.

Event of Default has the meaning set forth in Section 6.1.

GAAP shall mean generally accepted accounting principles in the United States of America, consistently applied.

Interest Payment Date(s), with respect to any Loan, has the meaning given to such term in the related Confirmation.

Interest Rate, with respect to any Loan, has the meaning given to such term in the related Confirmation.

Loan has the meaning set forth in Section 2.1.

Loan Date, with respect to any Loan, means the date on which such Loan is made by the Payee to the Payor, as such date is specified in the related Confirmation.

Maturity Date, with respect to any Loan, has the meaning given to such term in the related Confirmation.

Minimum Prepayment Amount, with respect to any Loan, has the meaning given to such term in the related Confirmation.

Payment Account, with respect to any Loan, has the meaning given to such term in the related Confirmation.

Person means any individual, corporation, company, voluntary association, partnership, joint venture, trust, unincorporated organization or government (or any agency, instrumentality or political subdivision thereof).

Prepayment Order, with respect to any Loan as to a portion of the principal thereof is payable prior to the Maturity Date, has the meaning given to such term in the related Confirmation.  If Direct is specified with respect to a Loan, any prepayment of the principal of such Loan shall be applied in the direct order of the outstanding installments of such Loan.  If Inverse is specified with respect to a Loan, any prepayment of the principal of such Loan shall be applied in the indirect order of the outstanding installments of such Loan.  If Pro Rata is specified with respect to a Loan, any prepayment of the principal of such Loan shall be applied to the outstanding installments of such Loan pro rata according to the respective principal amounts of such installments.

Principal Amount, with respect to any Loan, means the principal amount of the Loan made by the Payee to the Payor, as such amount is specified in the related Confirmation.

Principal Payment Date(s), with respect to any Loan, has the meaning given to such term in the related Confirmation.

Proceedings has the meaning set forth in Section 7.5(b).

Property means any right or interest in or to property of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

U.S. Dollars and U.S.$ mean lawful money of the United States of America.

Accounting Terms and Determinations

1.2           Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Payee hereunder shall be prepared, in accordance with GAAP, as in effect from time to time; provided that, if the Payor notifies the Payee that the Payor requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Payee notifies the Payor that the Payee requests an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.  All calculations made for the purposes of determining compliance with this Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP.

Interpretation

1.3           Unless the context otherwise clearly requires: (a) the definitions of terms herein shall apply equally to the singular and plural forms of the terms defined; (b) whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms; (c) the words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation"; (d) the word "will" shall be construed to have the same meaning and effect as the word "shall"; (e) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein); (f) any reference herein to any Person shall be construed to include such Person's successors and assigns; (g) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof; and (h) all references herein to Sections, Exhibits and Schedules shall be construed to refer to Sections of, and Exhibits and Schedules to, this Agreement.

Inconsistency

1.4           In the event of any inconsistency between the provisions of any Confirmation and this Agreement, such Confirmation will prevail for the purpose of the relevant Loan.

2.             Loans

Confirmations

2.1           The Payee may from time to time make one or more loans (each, a Loan and, collectively, the Loans) to the Payor in an aggregate principal amount not to exceed U.S.$108,000,000; provided that the Payee has no obligation under this Agreement to make any Loan or other extension of credit to the Payor.  The Payor and the Payee desire that the Loans be governed by this Agreement, which includes the confirming evidence (each, a Confirmation) exchanged between the parties confirming each Loan.  Each Confirmation shall be in substantially the form of Exhibit A hereto and will specify the material economic terms of each Loan (other than, subject to Section 1.4, those terms specified in this Agreement).

3.             Payments of Principal and Interest

Principal

3.1           For value received, the Payor hereby unconditionally promises to pay to the Payee the entire unpaid principal amount of each Loan on the Maturity Date.  In addition, if applicable, the Payor hereby unconditionally promises to pay on each Principal Payment Date for any Loan to the Payee the principal amount with respect to such Principal Payment Date specified in the related Confirmation.

Interest

3.2           The Payor hereby unconditionally promises to pay to the Payee interest on the unpaid principal amount of each Loan, for the period from and including the Loan Date to but excluding the date that such Loan shall be paid in full, at a rate per annum equal to the Interest Rate.

Default

3.3           Notwithstanding the foregoing, the Payor hereby unconditionally promises to pay to the Payee interest on any principal of or interest on any Loan that shall not be paid in full when due (whether at stated maturity, by acceleration, upon prepayment or otherwise), for the period from and including the due date of such payment to but excluding the date the same is paid in full, at a rate per annum equal to the Default Rate.

Interest Payment Dates

3.4           Accrued interest shall be payable (a) on each Interest Payment Date specified in the related Confirmation, (b) upon the payment or prepayment of any principal of any Loan (but only on the principal amount so paid or prepaid) as specified in the related Confirmation and (c) in the case of interest payable at the Default Rate, from time to time on demand of the Payee.

Interest Computation Basis

3.5           Interest accruing with respect to any Loan for any period shall accrue from and including the first day of such period to but excluding the last day of such period and shall be computed on the basis specified for such Loan in the related Confirmation.  All interest payable on any Loan shall not be subject to compounding unless otherwise specified in the related Confirmation.

Amounts Owing

3.6           The Payee will maintain records of the amounts owing under each Loan, and such records shall, absent manifest error, be conclusive evidence of such amounts.

Manner of Payment

3.7           All payments under each Loan will be made in U.S. Dollars, for value on the due date thereof in the place where the Payment Account is located and in freely transferable funds.  Each payment will be made not later than 3:00 p.m. New York time on the date on which such payment shall become due (each such payment made after such time on such due date to be deemed to have been made on the next succeeding Business Day).  The Payee may change the Payment Account for receiving payments under a Loan by giving notice of the new Payment Account to the Payor at least five (5) Business Days prior to the first scheduled date for the payment to which such change applies.

Payment without Set-Off

3.8           All amounts payable under this Agreement will be paid free and clear of, and without reduction by reason of, any deduction, set-off or counterclaim.

Application

3.9           The Payor shall, at the time of making each payment in respect of any Loan, specify to the Payee the amounts payable by the Payor under such Loan to which such payment is to be applied, in which case such payment shall be so applied (and in the event that the Payor fails to so specify or if an Event of Default has occurred and is continuing, such payment shall be applied in such manner as is determined by the Payee).

Payments on Business Days

3.10         If the due date of any payment under any Loan or this Agreement would otherwise fall on a day that is not a Business Day, such due date shall be extended to the next succeeding Business Day, and interest shall be payable on any principal of a Loan so extended for the period of such extension.

Prepayments

3.11         The Payor will have the right to prepay, without any prepayment penalty, all or any portion (in a Minimum Prepayment Amount) of the principal of any Loan at any time or from time to time, provided that (a) the Payor will give the Payee three (3) Business Days' notice of each such prepayment (and, upon the prepayment date specified in any such notice, the amount to be prepaid shall become due and payable), (b) any such prepayment will be made on a Business Day and (c) any such prepayment will be applied to the outstanding installments of such Loan (if any) in the Prepayment Order specified in the related Confirmation.

4.             Representations and Warranties

Payor's Representations and Warranties

4.1           The Payor hereby represents and warrants to the Payee as follows (which representations and warranties will be deemed to be repeated by the Payor on each Loan Date):

(a)	Status. It is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization.

(b)
Powers.  It has the power to execute this Agreement and any other documentation relating to this Agreement to which it is a party, to deliver this Agreement and any other documentation relating to this Agreement that it is required by this Agreement to deliver and to perform its obligations under this Agreement and has taken all necessary action to authorize such execution, delivery and performance.

(c)
No Violation or Conflict.  Such execution, delivery and performance do not violate or conflict with any law applicable to it, any provision of its constitutional documents, any order or judgment of any court or other agency of government applicable to it or any of its assets or any contractual restriction binding on or affecting it or any of its assets, except to the extent that such violation or conflict would not reasonably be expected to result in a material adverse effect on the ability of the Payor to perform its obligations under this Agreement.

(d)
Consents.  All governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect and all conditions of any such consents have been complied with, except where the failure to obtain such consents would not reasonably be expected to result in a material adverse effect on the ability of the Payor to perform its obligations under this Agreement.

(e)
Obligations Binding.  This Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms (subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law)).

(f)
Absence of Certain Events.  No Event of Default has occurred and is continuing and no such event or circumstance would occur as a result of its entering into or performing its obligations under this Agreement.

5.             Covenants

Payor's Covenants

5.1           The Payor covenants and agrees with the Payee that, until payment in full of all amounts payable by the Payor under each Loan and this Agreement:

(a)
Notice of Default.  Promptly after the Payor knows or has reason to believe that any Event of Default has occurred, the Payor will deliver to the Payee a notice thereof describing the same in reasonable detail and, together with such notice or as soon thereafter as possible, a description of the action that the Payor has taken or proposes to take with respect thereto.

(b)
Conduct of Business.  The Payor will:  (i) preserve and maintain its legal existence; (ii) comply with the requirements of all applicable laws, rules, regulations and orders of governmental or regulatory authorities, provided that any non-compliance would not have a material adverse effect on the Payor; (iii) pay and discharge all taxes, assessments and governmental charges or levies imposed on it or on its income or profits or on any of its Property prior to the date on which penalties attach thereto, except for any such tax, assessment, charge or levy the payment of which is being contested in good faith and by proper proceedings and against which adequate reserves are being maintained; and (iv) keep adequate records and books of account, in which complete entries will be made in accordance with GAAP.

6.             Default; Remedies

Events of Defaults

6.1           If one or more of the following events (each herein called an Event of Default) shall occur and be continuing:

(a)
the Payor shall fail to pay any principal of or interest on any Loan or any other amount due hereunder, when and as the same shall become due and payable (in the case of principal, whether at stated maturity, by acceleration, upon prepayment or otherwise), and such failure shall continue unremedied for a period of five (5) or more Business Days; or

(b)
any representation, warranty or certification made herein or pursuant hereto (or in any modification or supplement hereto) by the Payor shall prove to have been false or misleading as of the time made in any material respect and such breach of representation, warranty or certification has a material adverse effect on the ability of the Payor to perform its obligations under this Agreement and is not remedied by the Payor within thirty (30) Business Days; or

(c)
the Payor shall default in the performance of any of its obligations under Section 5.1(a); or the Payor shall default in the performance of any of its other obligations under Section 5.1 and such default (if remediable) shall continue unremedied for a period of thirty (30) days after notice thereof to the Payor by the Payee; or

(d)
the Payor shall (1) be dissolved (other than pursuant to a consolidation, amalgamation or merger); (2) become insolvent or unable to pay its debts or fail or admit in writing its inability generally to pay its debts as they become due; (3) make a general assignment, arrangement or composition with or for the benefit of all of its existing creditors in order to avoid the anticipated institution of bankruptcy or insolvency proceedings; (4) institute or have instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors' rights, or a petition shall be presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition (A) results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation or (B) is not dismissed, discharged, stayed or restrained in each case within ninety (90) days of the institution or presentation thereof; (5) have a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (6) seek or become subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (7) have a secured party take possession of all or substantially all its assets or have a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets and such secured party shall maintain possession, in each case in connection with the enforcement by such secured party of its remedies arising as a result of a breach or default by the Payor, or any such process shall not be dismissed, discharged, stayed or restrained, in each case within ninety (90) days thereafter; (8) cause or become subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous and substantially similar effect to any of the events specified in clauses (1) to (7) (inclusive); or (9) take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts; or

(e)
the Payor shall consolidate or amalgamate with, or merge with or into, or transfer all or substantially all its assets to, another Person and, at the time of such consolidation, amalgamation, merger or transfer:

(i)
the resulting, surviving or transferee Person shall fail to assume all the obligations of the Payor under this Agreement or its predecessor was a party by operation of law or pursuant to an agreement reasonably satisfactory to the Payee; or

(ii)	the creditworthiness of the resulting, surviving or transferee Person shall be materially weaker than that of the Payor immediately prior to such action;

THEREUPON:  (1) in the case of an Event of Default other than one specified in clause (1), (3), (5), (6) or, to the extent analogous thereto, (8) of Section (d), the Payee may, by notice to the Payor, declare the principal of and interest on one or more Loans and/or any other amount owing under this Agreement to be forthwith due and payable, whereupon such amounts shall be immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Payor; and (2) in the case of the occurrence of an Event of Default specified in clause (1), (3), (5), (6) or, to the extent analogous thereto, (8) of Section (d), the principal of and interest on the Loans and all other amounts owing under this Agreement shall automatically become immediately due and payable without presentment, demand, protest or other formalities of any kind, all of which are hereby expressly waived by the Payor.

7.             Miscellaneous

Expenses

7.1           The Payor will, on demand, indemnify and hold harmless the Payee for and against all reasonable out-of-pocket expenses, including legal fees, incurred by the Payee by reason of the enforcement of the Payee's rights under this Agreement, including, but not limited to, costs of collection.

Waiver

7.2           No failure on the part of the Payee to exercise and no delay in exercising, and no course of dealing with respect to, any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise thereof or the exercise of any other right, power or privilege.  The remedies provided herein are cumulative and not exclusive of any remedies provided by law.

Notices

7.3          All notices and other communications in respect of this Agreement (including, without limitation, any modifications of, or requests, waivers or consents under, this Agreement) shall be given or made in writing (including, without limitation, by telecopy) to the Payor or the Payee at its "Address for Notices" specified below its name on the signature pages hereof; or, as to either the Payor or the Payee, at such other address as shall be designated by such party in a notice to the other party.  Except as otherwise provided in this Agreement, all such communications shall be deemed to have been duly given when transmitted by telecopier or personally delivered or, in the case of a mailed notice, upon receipt, in each case given or addressed as aforesaid.

Amendments; Successors; Assignments

7.4           This Agreement may not be amended except by an instrument in writing signed by each of the Payor and the Payee.  This Agreement shall be binding upon and inure to the benefit of the Payor and the Payee and their respective successors and permitted assigns.  Either the Payor or the Payee may at any time and from time to time, without the consent of the other party, assign all or any portion of its rights under any Loan or this Agreement to one or more Persons, and, upon its giving notice of such assignment to the other party specifying the interest in such Loan or this Agreement being assigned and the Person to which such interest is being assigned, each reference herein to the Payor or the Payee, as the case may be, shall (solely in respect of the interest so assigned) constitute a reference to such assignee (as if such assignee were named herein) rather than the Payor or the Payee, as the case may be.

Governing Law; Submission to Jurisdiction; Etc.

7.5           (a)  This Agreement shall be construed in accordance with, and this Agreement and all matters arising out of this Agreement and the transactions contemplated hereby shall be governed by, the law of the State of New York.

(b)
With respect to any suit, action or proceedings relating to or arising out of this Agreement (Proceedings), the Payor irrevocably (i) submits to the non-exclusive jurisdiction of the Supreme Court of the State of New York, County of New York located in the Borough of Manhattan in New York City and the United States District Court for the Southern District of New York; and each appellate court thereof, and (ii) to the fullest extent permitted by applicable law, waives any objection which it may have at any time to the laying of venue of any Proceedings brought in any such court, waives any claim that such Proceedings have been brought in an inconvenient forum and further waives the right to object, with respect to such Proceedings, that such court does not have any jurisdiction over the Payor.  Nothing in this Agreement precludes the Payee from bringing Proceedings in any other jurisdiction, nor will the bringing of Proceedings by the Payee in any one or more jurisdictions preclude the bringing of Proceedings by the Payee in any other jurisdiction.

Waiver of Jury Trial

7.6          EACH OF THE PAYOR AND THE PAYEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

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IN WITNESS WHEREOF, the Payor and the Payee have caused this Agreement to be duly executed on their behalf by their respective officers thereunto duly authorized as of the day and year first above written.

ISRAMCO, INC.

By:
Name:
Title:
Isramco, Inc. 2425 West Loop South, Suite 810 Houston, Texas 77027 Tel: (713) 621-6785 Fax: (713) 621-3988 Attention: Edy Francis
TAMAR ROYALTIES LLC

By:
Name:
Title:

Tamar Royalties LLC 2425 West Loop South, Suite 810 Houston, Texas 77027 Tel: (713) 621-6785 Fax: (713) 621-3988 Attention: Haim Tsuff;

[Signature page to Intercompany Loan]

EXHIBIT A

FORM OF CONFIRMATION

The purpose of this letter agreement is to confirm the terms and conditions of a Loan made to ISRAMCO, INC., a corporation organized under the laws of the State of Delaware (the Payor), by TAMAR ROYALTIES LLC, a limited liability company formed under the laws of the State of Delaware (the Payee).

This letter agreement constitutes a "Confirmation" as referred to in Section 2.1 of the Intercompany Loan Agreement dated as of ________, 20__ (as modified and supplemented and in effect from time to time, the Loan Agreement) between the Payor and the Payee.  As provided in the Loan Agreement, the Loan to which this Confirmation relates is subject to the Loan Agreement; provided that, in the event of any inconsistency between the provisions of this Confirmation and the Loan Agreement, this Confirmation will prevail for the purpose of such Loan.

The terms of the Loan to which this Confirmation relates are as follows:

Loan Date:

Principal Amount:

Maturity Date:

Interest Rate:

Default Rate:

Principal Payment Date(s):	Date	Amount

Interest Payment Dates:

A-1

Computation Basis:	[Actual/360][Actual/365][30/360]

Minimum Prepayment Amount:

Prepayment Order:	[Direct][Inverse][Pro Rata]

Payments to the Payee should be made to the following Payment Account:

Please confirm that the foregoing correctly sets forth the terms of the Loan by executing the copy of this Confirmation enclosed for that purpose and returning it to us.

Yours sincerely,

ISRAMCO, INC.

By:
Name:
Title:

Confirmed as of the Loan Date:

TAMAR ROYALTIES LLC

By:
Name:
Title:

A-2